CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for the Oak Ridge Small Cap Growth Fund, Oak Ridge International Small Cap Fund, Oak Ridge Dynamic Small Cap Fund, Oak Ridge Dynamic Small Cap Fund, Oak Ridge Disciplined Growth Fund, Oak Ridge Multi Strategy Fund (formerly Oak Ridge Large Cap Growth Fund), and Oak Ridge Dividend Growth Fund, each a series of Investment Managers Series Trust, and to the use of our report dated July 28, 2017 on the financial statements and financial highlights of the Oak Ridge Small Cap Growth Fund, Oak Ridge International Small Cap Fund, Oak Ridge Dynamic Small Cap Fund, Oak Ridge Large Cap Growth Fund, and Oak Ridge Dividend Growth Fund, each a series of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 28, 2017